UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2022

Verona Pharma plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-39067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside
London SE1 2RE
United Kingdom
(Address of principal executive offices) (Zip Code)

+44 203 283 4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Global Market

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Conditions.

On August 9, 2022, Verona Pharma plc (the “Company”) announced its financial results for the quarter ended June 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information contained in this Item 2.02 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On August 9, 2022, the Company posted a slide presentation regarding top-line data from the Phase 3 ENHANCE-2 clinical trial in the “Events & Presentations” portion of its website at www.veronapharma.com. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information contained in this Item 7.01 of this Current Report (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.2.

Item 8.01. Other Events.

On August 9, 2022, the Company announced the following top-line results from the Phase 3 ENHANCE-2 clinical trial evaluating nebulized ensifentrine for the maintenance treatment of chronic obstructive pulmonary disease (“COPD”):

•Study population (n=789):
◦Subject demographics and disease characteristics were well balanced between treatment groups.
◦Approximately 52% of subjects received background COPD therapy, either a long-acting muscarinic antagonist (“LAMA”) or a long-acting beta-agonist (“LABA”). Additionally, 15% of all subjects received inhaled corticosteroids (“ICS”) with concomitant LAMA or LABA.

•Primary endpoint met (FEV1* AUC 0-12 hr):
◦Placebo corrected, average FEV1 area under the curve 0-12 hours post dose at week 12 was 94 mL (p<0.0001) for ensifentrine.
◦Statistically significant and clinically meaningful improvements with ensifentrine demonstrated across all subgroups including gender, age, smoking status, COPD severity, background medication, ICS use, chronic bronchitis, FEV1 reversibility, and geographic region.

•Secondary endpoints of lung function met:
◦Placebo corrected, increase in peak FEV1 of 146 mL (p<0.0001) 0-4 hours post dose at week 12.
◦Placebo corrected, increase in morning trough FEV1 of 49 mL (p=0.0017) at week 12, supporting twice daily dosing regimen.

•Exacerbation rate reduced:
◦Subjects receiving ensifentrine demonstrated a 42% reduction in the rate of moderate to severe COPD exacerbations over 24 weeks compared to those receiving placebo (p=0.0109).
◦Treatment with ensifentrine significantly decreased the risk of a moderate/severe exacerbation as measured by time to first exacerbation when compared with placebo by 42% (p=0.0088).

•COPD symptoms and Quality of Life (“QOL”):
◦Daily symptoms and QOL as measured by E-RS** Total Score and SGRQ** Total Score in the ensifentrine group improved from baseline to greater than the minimal clinically important difference (“MCID”) of -2 units and -4 units, respectively, at week 24. Improvements in these measures were seen as early as 6 weeks and showed continued improvement at 12 and 24 weeks, numerically exceeding placebo at each measurement. Statistical significance was not achieved due to improvements in the placebo group over time.

•Favorable safety results:
◦Ensifentrine was well tolerated with safety results similar to placebo, including occurrence of pneumonia, gastrointestinal and cardiovascular adverse events.

*FEV1: Forced Expiratory Volume in one second, a standard measure of lung function
**E-RS, Evaluating Respiratory Symptoms, and SGRQ, St. George’s Respiratory Questionnaire, are validated patient reported outcome tools

These data, along with results from the Company’s ongoing Phase 3 ENHANCE-1 clinical trial, which is on track to be reported around the end of 2022, are expected to support the submission of a New Drug Application to the U.S. Food and Drug Administration (the “FDA”) in the first half of 2023.

In 2020, there were approximately 6 million patients on maintenance treatment for COPD in the United States, with approximately 5 million patients receiving two or more therapies or alternative therapies. Of those patients, approximately 40% remain symptomatic, resulting in more than 1 million patients that the Company believes has the potential to be treated with ensifentrine. As of December 2021, 35 payers covered more than 200 million lives, or 85% of all lives covered, for nebulizers, with the majority of claims for nebulizers in the United States reimbursed through Medicare Part B. If ensifentrine is approved, the Company plans to target the approximately 12,000 pulmonologists in the United States and expects that it will need approximately 100 sales representatives.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits 99.1 and 99.2 relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Verona Pharma plc issued on August 9, 2022.
99.2	ENHANCE-2 Data Slide Presentation of Verona Pharma plc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

 Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the development of ensifentrine and the progress and timing of clinical trials and data, the timing of data from the Company’s clinical trials, the Company’s ability to submit a New Drug Application to the FDA and the timing for such an application, the potential number of patients that could be treated with ensifentrine, and the Company’s expectations regarding the commercialization resources needed for ensifentrine, if approved. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, including without limitation: general business, financial and accounting risks; the

Company’s need for additional funding to complete development and commercialization of ensifentrine, which may not be available and which may force the Company to delay, reduce or eliminate development or commercialization efforts; the reliance of the Company’s business on the success of ensifentrine, its only product candidate under development; economic, political, regulatory and other risks involved with international operations; the lengthy and expensive process of clinical drug development, which has an uncertain outcome; serious adverse, undesirable or unacceptable side effects associated with ensifentrine, which could adversely affect the Company’s ability to develop or commercialize ensifentrine; potential delays in enrolling patients, which could adversely affect the Company’s research and development efforts and the completion of its clinical trials; the Company’s ability to obtain approval for and commercialize ensifentrine in multiple major pharmaceutical markets; material differences between the Company’s “top-line” data and final data; the Company’s reliance on third parties, including clinical research organizations, clinical investigators, manufacturers and suppliers, and the risks related to these parties’ ability to successfully develop and commercialize ensifentrine; changes in the Company’s tax rates, unavailability of certain tax credits or reliefs or exposure to additional tax liabilities or assessments could affect profitability, and audits by tax authorities could result in additional tax payments for prior periods; the Company’s vulnerability to natural disasters, global economic factors and other unexpected events, including health epidemics or pandemics like the COVID-19 pandemic, which has and may continue to adversely impact the Company’s business, and Russia’s invasion of Ukraine; and the other important factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021 and as any such factors may be updated from time to time in its other filings with the SEC. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: August 9, 2022	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	President and Chief Executive Officer